FOR IMMEDIATE RELEASE
Contact:	Terry Younghanz, President and CEO Rockhill Insurance Company (816).412-2801

Jeffrey B. Murphy, President and CEO Alfred L. LaTendresse, EVP and CFO RTW, Inc. (952) 893-0403
RTW, Inc. Agrees to Merger with Rockhill Holding Company
Kansas City, Missouri and Minneapolis, Minnesota — September 21, 2007 — Rockhill Holding Company (“Rockhill) and RTW, Inc. (“RTW”) (Nasdaq: RTWI), announced today that they have entered into a definitive merger agreement under which Rockhill will acquire all outstanding shares of RTW stock for $12.45 per share in cash, in a transaction valued at approximately $67.6 million. After the merger, RTW will continue to operate as a separate wholly-owned subsidiary of Rockhill.
The proposed transaction has been unanimously approved by the Boards of Directors of both companies and is subject to customary closing conditions, regulatory reviews and approvals and approval by the shareholders of RTW. The transaction is not subject to financing conditions. The parties expect the transaction to close on or before December 31, 2007.
“We believe we are putting RTW and its customers in very good hands,” commented John O. Goodwyne, Chair of the RTW Board of Directors. “We are pleased that Rockhill will pay RTW shareholders a price per share that we believe is good value and provide immediate liquidity in a very thinly traded stock. The price of $12.45 represents a premium of 54% percent over the Nasdaq market price on September 20, 2007 and is at a price higher than RTW stock has traded for at least the past five years. It has been a difficult market for small public companies, and we believe this transaction provides significant immediate shareholder value while enabling RTW to continue to provide quality service to its customers.”
“We look forward to joining Rockhill,” said Jeffrey B. Murphy, President and CEO of RTW, “and we are very excited about what Rockhill brings to us, including additional insurance expertise and access to capital. With this transaction, I believe RTW will be well-positioned to continue to serve its customers in the future. We are very proud of what we have accomplished as an independent company, building strong operating insurance companies in American Compensation Insurance Company (“ACIC”) and Bloomington Compensation Insurance Company (“BCIC”) and adding service growth through RTW’s Absentia® division. Rockhill is a great fit culturally for RTW and we expect little change in operations of the company as a result of the transaction. This is great news for our customers and employees.”
“We are excited to add RTW to our portfolio of companies,” said Terry Younghanz, President and CEO of Rockhill. “We have been searching for an organization that mirrors our specialty underwriting focus and helps us to diversify our existing operations. RTW is that company. Not only does RTW come to us with similar operating philosophies and cultural beliefs, but it is led by a very strong executive management team who has positioned the company very well for the future. We will bring capacity and capability to RTW as it continues to grow its workers’ compensation insurance and service platforms into the future.”
Advisors
Keefe, Bruette and Woods, Inc. acted as financial advisor and Lindquist & Vennum PLLP acted as legal counsel for RTW in this transaction.
Lathrop & Gage L.C. acted as legal counsel to Rockhill in the transaction.
About Rockhill Holding Company
Rockhill Holding Company is a Kansas City based insurance holding company writing specialty property and casualty business through its two insurance company subsidiaries, Rockhill Insurance Company and Plaza Insurance Company.
About RTW
RTW, Inc., based in Minneapolis, Minnesota, is a leading provider of products and services to manage insured and self-insured workers’ compensation, disability and absence programs. RTW provides these services, primarily directed at workers’ compensation to: (i) employers insured through its wholly-owned insurance subsidiaries, ACIC and BCIC; (ii) self-insured employers on a fee-for-service basis; (iii) state assigned risk plans on a percent of premium basis; (iv) other insurance companies; and (v) agents and employers on a consulting basis, charging hourly fees. RTW developed two proprietary systems to manage disability and absence: (i) ID15®, designed to quickly identify those injured employees who are likely to become inappropriately dependent on disability system benefits, including workers’ compensation; and (ii) RTW Solution®, designed to lower employers’ disability costs and improve productivity by returning injured employees to work as soon as safely possible. RTW supports these proprietary management systems with state-of-the-art technology and talented people dedicated to its vision of transforming people from absent or idle to present and productive. ACIC writes workers’ compensation insurance for employers primarily in Minnesota, Colorado and Michigan, but is growing in new markets including Florida, Texas, Kansas, Connecticut, North Carolina and Iowa. BCIC offers workers’ compensation insurance to selected employers in Minnesota and Colorado. In addition, through its Absentia® division, RTW has expanded and provides non-insurance products and service offerings nationally. RTW’s services are effective across many industries. RTW, Inc. is traded on the Nasdaq Global Market under the symbol RTWI. For more information on RTW, Inc., please visit www.rtwi.com.
Safe Harbor Statement
     Some of the statements made in this News Release, as well as statements made by RTW in periodic press releases and oral statements made by it to analysts and shareholders in the course of presentations about RTW, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause RTW’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Statements about RTW’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties. These and other risk factors are discussed in RTW’s Report on Form 10-K for the year ended December 31, 2006 and from time to time in its other filings with the Securities and Exchange Commission.
In addition to these factors, forward looking statements in this press release are subject to (i) the ability of RTW and Rockhill to obtain the required regulatory approvals needed for consummation of the merger, and (ii) the approval by the shareholders of RTW.
Important Merger Information
In connection with the proposed merger with Rockhill Holding Company, RTW will file a proxy statement with the SEC. Shareholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the merger and RTW. Shareholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by the RTW with the SEC at the SEC web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.rtwi.com. Free copies of RTW’s filings may be obtained by directing a written request to Secretary. RTW, Inc., 8500 Normandale Lake Blvd., Minneapolis, Minnesota 55439 Attention: Alfred LaTendresse or by telephone at 952-893-0403.
Participants in the Solicitation
RTW and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from RTW’s shareholders in favor of the merger. Investors and shareholder may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of RTW’s shareholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about RTW’s directors and executive officers may be found in RTW’s definitive proxy statement filed with the SEC on April 27, 2007. These documents will be available free of charge once available at the SEC web site at www.sec.gov or by directing a request to RTW as described above.